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                            CERTIFICATE OF AMENDMENT
                                     of the
                          CERTIFICATE OF INCORPORATION
                                       of
                             SURGE COMPONENTS, INC.

                Under Section 805 of the Business Corporation Law

                  The undersigned, being the President and Secretary of Surge Components, Inc. (the "Corporation"), do hereby certify and set forth:

1.   The name of the corporation is Surge Components, Inc. (the "Corporation").

2. The date the Certificate of Incorporation of the Corporation was filed with the Department of State is November 24, 1981.

3. Article FOURTH of the Certificate of Incorporation of the Corporation, as amended to the date hereof, authorizes the issuance of up to 1,000,000 shares of preferred stock, par value $.001 per share (the "Preferred Stock"), of the Corporation in one or more series, from time to time, with each such series to have such designations, powers, preferences, and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof as may be stated and expressed in the resolution or resolutions providing for the issuance of such series adopted by the Board of Directors of the Corporation, said Board of Directors being expressly vested with authority to adopt any such resolution or resolutions.

4. The Board of Directors of the Corporation has, by resolutions duly adopted, authorized (a) 260,000 of the 1,000,000 shares of Preferred Stock of the Corporation to be designated Non-Voting Redeemable Convertible Series A Preferred Stock, par value $.001 per share (the "Series A Preferred Stock"), of which 239,000 shares of Series A Preferred Stock have been issued and are outstanding as of the date hereof, and (b) 200,000 of the 1,000,000 shares of Preferred Stock of the Corporation to be designated Voting Redeemable Convertible Series B Preferred Stock, par value $.001 per share (the "Series B Preferred Stock"), of which 178,276.55 shares of Series B Preferred Stock have been issued as of the date hereof.

5. Article FOURTH of the Certificate of Incorporation is amended by the addition of a provision fixing the number, designation, relative rights, preferences, and limitations of the Voting Redeemable Convertible Series C Preferred Stock as fixed by the Board of the Corporation in resolutions duly adopted by said Board of Directors pursuant to the authority vested in it by the Certificate of Incorporation of the Corporation.

6. Article FOURTH of the Certificate of Incorporation is hereby amended to add the following provision to the end of Article FOURTH:



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Non-Voting Redeemable Convertible Series C Preferred Stock.

                  1. Number Authorized and Designation. Of the 1,000,000 shares of preferred stock authorized under this Article FOURTH, the Corporation shall have the authority to issue up to 100,000 shares designated as Non-Voting Redeemable Convertible Series C Preferred Stock, $.001 par value per share (referred to herein as "Series C Preferred Stock").

                  2. Rights, Preferences and Limitations. The relative rights, preferences and limitations of Series C Preferred Stock are as follows:

                  (a) Rank. The Series C Preferred Stock shall rank (i) senior to the common stock, par value $.001 per share (the "Common Stock"), of the Corporation, (ii) senior to any class or series of capital stock of the Corporation hereafter created specifically ranking by its terms junior to any Series C Preferred Stock of whatever subdivision, (iii) except as specifically provided in this section 2, on parity with any class or series of capital stock of the Corporation created specifically ranking by its terms on parity with the Series C Preferred Stock, including, but not limited to, the Series A Preferred Stock and Series B Preferred Stock, in each case, as to distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntarily or involuntarily.

                  (b)      Dividends.

                           (i) The dividend rate on the shares of Series C Preferred Stock shall be $.50 per share per annum. Such dividends shall be cumulative and accrue on each share of Series C Preferred Stock from April 15, 2001 and shall be payable in cash if, when and as declared by the Board of Directors, on June 30, and December 31, of each year, commencing with June 30, 2001. Each such dividend shall be paid to the holders of record of shares of the Series C Preferred Stock as they appear on the stock register of the Corporation on such record date, not exceeding 30 days nor less than ten days preceding the payment date thereof, as shall be fixed by the Board of Directors of the Corporation or a duly authorized committee thereof.

                           (ii) When dividends are not paid in full or declared in full and sums set apart for the payment thereof upon the Series C Preferred Stock and any other Preferred Stock ranking on a parity as to dividends with the Series C Preferred Stock, all dividends declared upon shares of Series C Preferred Stock and any other Preferred Stock ranking on a parity as to dividends shall be declared pro rata so that in all cases the amount of dividends declared per share on the Series C Preferred Stock and such other Preferred Stock shall bear to each other the same ratio that accumulated dividends per share, including dividends accrued or in arrears, on the shares of Series C Preferred Stock and such other Preferred Stock bear to each other. Except as provided in the preceding sentence, unless full cumulative dividends on the Series C Preferred Stock have been paid, or declared in full and sums set apart for the payment thereof, no dividends shall be declared or paid or set aside for payment or other distribution made upon the Common Stock or any other stock of the Corporation ranking junior to or on a parity with the Series C Preferred Stock as to dividends or liquidation rights, nor shall any Common Stock or any other stock of the Corporation





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         ranking junior to or on a parity with the Series C Preferred Stock as to dividends or upon liquidation be redeemed, purchased, exchanged or otherwise acquired for any consideration (or any payment made to or available for a sinking fund for the redemption of any shares of such stock) by the Corporation or any subsidiary (except by conversion into or exchange for stock of the Corporation ranking junior to the Series C Preferred Stock as to dividends and liquidation rights).

                           (iii) In the event that the outstanding shares of Series C Preferred Stock are converted into shares of Common Stock pursuant to paragraph 2(c) on or before April 15, 2001, the holders of Series C Preferred Stock shall not be entitled to any declaration or payment of dividends pursuant to this paragraph 2(b).

                  (c) Conversion. Upon (i) the receipt by the Corporation from The Nasdaq Stock Market, Inc. ("Nasdaq") of confirmation (the "Nasdaq Confirmation") that the conversion into shares of Common Stock of the outstanding shares of Series C Preferred Stock issued pursuant to the terms of the Investment Banking Agreement, dated as of November 14, 2000 (the "Investment Banking Agreement"), between the Corporation and Equilink Capital Partners, LLC, does not require shareholder approval under the Nasdaq Marketplace Rules or (ii) shareholder approval of the conversion into Common Stock of the outstanding shares of Series C Preferred Stock issued pursuant to the terms of the Investment Banking Agreement, all of the issued and outstanding shares of the Series C Preferred Stock will automatically convert into shares of Common Stock at a rate of ten Common Shares for every one share of Series C Preferred Stock so converted.

                  (d) Redemption. In the event that (i) on or before December 31, 2000, the Corporation shall not have received the Nasdaq Confirmation or
(ii) on or before June 30, 2001, the shareholders of the Corporation do not approve the conversion into shares of Common Stock of the outstanding shares of Series C Preferred Stock issued pursuant to the terms of the Investment Banking Agreement, upon the affirmative vote by the holders of a majority of the then outstanding shares of Series C Preferred Stock, the Corporation shall, unless the period for redemption is extended by the Board of Directors of the Corporation, redeem the outstanding shares of Series C Preferred Stock by paying on the date set for redemption, which will be no more than sixty days and not less than thirty days from April 16, 2001 (the "Redemption Date"), an amount (the "Redemption Price") equal to the sum of $5.00 per share of Series C Preferred Stock, subject to the following terms and conditions:

                           (i) The Corporation shall give notice (the
         "Redemption Notice") not more than sixty days and not less than thirty days prior to the Redemption Date by first class United States mail to each holder of record of shares of Series C Preferred Stock called for redemption (the "Redeemed Shares") at such holder's address appearing on the stock transfer books of the Corporation, and

                           (ii) The Corporation may pay the Redemption Price for any Redeemed Shares from the surplus and stated capital of the Corporation, but no such redemption shall be made if the Corporation would thereby become insolvent or, if stated capital is used, the


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         redemption would reduce the net assets of the Corporation below the stated capital remaining after giving effect to the cancellation of the Redeemed Shares.

                  (e)      Voting Rights.

                           (i) Except to the extent provided for in this paragraph 2(e) or by law, the holders of Series C Preferred Stock shall be not be entitled to vote on any matters.

                           (ii) So long as at least 15,200 shares of Series C Preferred Stock remains outstanding, the consent of the holders of two-thirds of the then outstanding Series C Preferred Stock, voting as one class, either expressed in writing or at a meeting called for that purpose, shall be necessary to permit, effect or validate the creation and issuance of any series of preferred stock or other security of the Corporation which is senior as to payment of dividends to the Series C Preferred Stock.

                           (iii) So long as at least 15,200 shares of Series C Preferred Stock remains outstanding, the consent of two-thirds of the holders of the then outstanding Series C Preferred Stock, voting as one class, either expressed in writing or at a meeting called for that purpose, shall be necessary to repeal, amend or otherwise change this Certificate of Amendment of the Certificate of Incorporation of the Corporation, as amended, in a manner which would alter or change the powers, preferences, rights, privileges, restrictions and conditions of the Series C Preferred Stock so as to adversely affect the Series C Preferred Stock.

                           (iv) In the event that the holders of the Series C Stock are required to vote as a class on any other matter, the affirmative vote of holders of not less than fifty percent of the outstanding of Series C Preferred Stock shall be required to approve each such matter to be voted upon, and if any matter is approved by such requisite percentage of holders of Series C Preferred Stock, such matter shall bind all holders of Series C Preferred Stock.

                  (f) Preemptive Rights. Holders of Series C Preferred Stock shall have no preemptive rights.

                  (g) Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series C Preferred Stock shall be entitled to receive out of the remaining assets of the Corporation available for distribution to shareholders, before any distribution of assets is made to holders of Common Stock or any other class or series of stock of the Corporation ranking junior to the Series C Preferred Stock, liquidating distributions in an amount equal to $5.00 per share, plus an amount equal to all accrued and unpaid dividends on each such share up to the date fixed for such distribution. If, upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the amounts payable with respect to the Series C Preferred Stock and any other shares of stock of the Corporation ranking (as to any such distribution) on a parity with the Series C Preferred Stock are not paid in full, holders of the Series C Preferred Stock and of such other shares of stock will share ratably in any such distribution of assets of the Corporation in proportion to the full respective preferential amounts to


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which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of shares of Series C Preferred Stock will not be entitled to any further participation in any distribution of assets by the Corporation.

                  For purposes of this paragraph 2(g), a distribution of assets in any dissolution, winding up, liquidation or reorganization shall not include
(i) any consolidation or merger of the Corporation with or into any other corporation, (ii) any dissolution, liquidation, winding up or reorganization of the Corporation immediately followed by reincorporation of another corporation or (iii) a sale or other disposition of all or substantially all of the Corporation's assets to another corporation; provided that, in each such case, effective provision is made in the certificate of incorporation of the resulting and surviving corporation or otherwise for the protection of the rights of the holders of shares of Series C Preferred Stock.


6. This Amendment of the Certificate of Incorporation of the Corporation was authorized by the Unanimous Written Consent of the Board of Directors of the Corporation, dated as of November 24, 2000, as authorized by Article FOURTH of the Certificate of Incorporation.


                  IN WITNESS WHEREOF, the undersigned have signed this Certificate this 30th day of November, 2000, and do hereby affirm, under penalties of perjury, that the statements contained herein have been examined by us and are true and correct.



                                                     /s/ Ira Levy
                                       -----------------------------------------
                                                  Ira Levy, President



                                                 /s/ Steven J. Lubman
                                       -----------------------------------------
                                              Steven J. Lubman, Secretary



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